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                                                                    Exhibit 3.04

                     SECOND CERTIFICATE OF AMENDMENT OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             OF CSK AUTO CORPORATION

      CSK AUTO CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated October 18, 2005, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), declaring said amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The undersigned, for the purpose of amending the Certificate of Incorporation, does hereby certify that the proposed amendment approved by the Board of Directors of the Corporation is as follows:

      The Certificate of Incorporation is hereby amended so that the Article thereof numbered "FOURTH" shall be read in its entirety as follows:

            "FOURTH, The total number of shares of stock which the Corporation shall have authority to issue is 90,000,000 consisting of shares of Common Stock, par value $0.01 per share ("Common Stock")."

      SECOND: That thereafter, pursuant to the approval of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation at a special meeting of the stockholders of the Corporation, which was duly called and held on December 2, 2005, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment of the Restated Certificate of Incorporation to be executed by its duly authorized officer this 2nd day of December, 2005.

                            CSK AUTO CORPORATION


                            By:    /s/ Randi Val Morrison
                                   ---------------------------
                            Name:  Randi Val Morrison
                            Title: Vice President, General Counsel and Secretary